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                                                               EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT


Foremost Corporation of America
Grand Rapids, Michigan


We consent to the incorporation by reference in this Registration State-ment of Foremost Corporation of America on Form S-8 of our reports dated February 14, 1997, except for Note 12 which is as of March 26, 1997, relating to the consolidated financial statements and schedules of Foremost Corporation of America appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ BDO Seidman, LLP

Grand Rapids, Michigan
February 25, 1998